EXHIBIT 3.1

Amended Section 7 of the Bylaws of

BNCCORP, Inc.
(adopted by the Board of Directors on December 13, 2007)

SECTION 7
Capital Stock

7.1           Form and Issuance of Capital Stock.  Shares of Capital Stock may be certificated or uncertificated, as provided under applicable law. The certificates, if any, for shares of the Capital Stock shall be in such form, not inconsistent with that required by law and the Certificate of Incorporation, as shall be approved by the Board. The Chairman of the Board, President or a Vice President shall cause to be issued to each stockholder one or more certificates, under the seal of the Corporation or a facsimile thereof, and signed by the Chairman of the Board, President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer certifying the number of shares (and, if the Capital Stock shall be divided into classes or series, the class and series of such shares) owned by such stockholder in the Corporation; provided, however, that any of or all the signatures on the certificate may be facsimile. Within a reasonable time after the issuance or transfer of any uncertificated shares, the Corporation or its agent shall send to the holder a written statement of the information required to be contained on certificates for certificated shares under applicable law. The stock record books and the blank stock certificate books shall be kept by the Secretary, or at the office of such transfer agent or transfer agents as the Board may from time to time determine. In case any officer, transfer agent or registrar who shall have signed or whose facsimile signature or signatures shall have been placed upon any such certificate or certificates shall have ceased to be such officer, transfer agent or registrar before such certificate is issued by the Corporation, such certificate may nevertheless be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The stock certificates, if any, shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued and shall exhibit the holder’s name and number of shares.

7.2           Transfer of Capital Stock.  The shares of Capital Stock shall be transferable only on the books of the Corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives. Upon surrender to the Corporation or a transfer agent of the Corporation of a certificate for shares, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate, or evidence of the issuance of uncertificated shares, to the person entitled thereto, cancel the old certificate and record the transaction upon its books, provided that as a condition precedent to the transfer of shares on the records of the Corporation, the Corporation may require representations or other proof of the identity of any prospective stockholder. Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the corporation, provided that as a condition precedent to the transfer of shares on the records of the Corporation, the Corporation may require representations or other proof of the identity of any prospective stockholder.

7.3           Ownership of Shares.  The Corporation shall be entitled to treat the holder of record of any share or shares of Capital Stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by applicable law.

7.4           Regulations Regarding Certificates.  The Board shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration for shares of Capital Stock or the replacement of certificates in the case of certificated shares of Capital Stock.

7.4           Lost, Stolen or Destroyed Certificates.  The Board may determine the conditions upon which a new certificate or uncertificated shares in place of any certificate previously issued by the Corporation may be issued in place of a certificate which is alleged to have been lost, stolen or destroyed; and may, in their discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or his legal representative to give bond, with sufficient surety, to indemnify the Corporation and each transfer agent and registrar against any and all losses or claims which may arise by reason of the issue of a new certificate in the place of the one so lost, stolen or destroyed.